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                              EMPLOYMENT AGREEMENT

     This Agreement is made by and between Kevin Roche' ("Employee") and United HealthCare Corporation, ("United") for the purpose of setting forth certain terms and conditions of Employee's employment by United and to protect United's knowledge, expertise, customer relationships and the confidential information United has developed about its customers, products, operations and services. As of the Effective Date, this Agreement supersedes any prior employment-related agreement or agreements between Employee and United or any subsidiary or affiliate of United.

1.   Employment and Duties.
     ---------------------

     A.  Employment.  United hereby directly or through its subsidiaries employs
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     Employee.  Employee accepts such employment on the terms and conditions set forth in this Agreement and, except as specifically superseded by this Agreement, subject to all of United's policies and procedures in regard to its employees.

     B.  Duties.  Employee shall perform such duties as are commonly associated
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     with his/her position or as are reasonably assigned to Employee by his/her supervisor from time-to-time. Employee agrees to devote substantially all of his/her business time and energy to the performance of his/her duties in a diligent and proper manner.

2.   Compensation.
     ------------

     A.  Base Salary.  Employee shall initially be paid a base annual salary in
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     the amount of $150,000 payable bi-weekly, less all applicable withholdings and deductions. Employee shall receive a periodic performance review from his/her supervisor and consideration for an increase of such base salary.

     B.  Bonus and Stock Plans.  Employee shall be eligible to participate in
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     United's incentive compensation plans and its stock option and grant plans, in accordance with the terms and conditions of those plans and applicable laws and regulations.

     C.  Employee Benefits.  The Employee shall be eligible to participate in
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     United's other employee benefit plans, including without limitation, any life, health, dental, short-term and long-term disability insurance coverages and any retirement plans, in accordance with the terms and conditions of those plans and applicable laws and regulations.

     D.  Vacation; Illness.  Employee shall be entitled to paid vacation and
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     sick leave each year in accordance with United's then-current policies.

3.   Term and Termination.
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     A.  Term.  The term of this Agreement shall begin on November 1, 1994 (the
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     "Effective Date") and shall continue unless and until terminated as set forth in Section 3B.
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     B. Termination of Agreement and/or Employment.
        ------------------------------------------

          1. This Agreement may be terminated at any time by the mutual written agreement of the parties.

          2. United may terminate Employee's employment or terminate this Agreement by giving written notice of termination which is received by Employee at least 30 days before the effective date of termination of employment or of this Agreement, as the case may be.

          3. Employee may terminate his/her employment by giving written notice of termination of employment which is received by United at least 30 days before the effective date of termination of employment.

          4. This Agreement shall automatically terminate on the effective date of the termination of Employee's employment or on the date of Employee's death, retirement or permanent and total disability which renders Employee incapable of performing Employee's duties. United has the sole discretion to determine whether employee is permanently or totally disabled with the meaning of this Section 3B4.

     C.  Severance Events and Compensation.  In the event a Change in Control
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     occurs and within one year after the effective date of the Change in
     Control (i) Employee's employment with United is terminated by United pursuant to Section 3B2 and without Cause or (ii) a Change in Employment occurs which Employee elects to treat as a termination of Employee's employment under Section 3B2 ((i) and (ii) are collectively referred to as the "Severance Events"), then:

          1. For 12 months following the effective date of the termination of Employee's employment ("Severance Period"), Employee shall receive biweekly payments equal to 1/26 of (a) Employee's annualized base salary at the effective date of termination, less all applicable withholdings or deductions required by law or Employee's elections under any employee benefit plans which Employee continues to participate in under Section 3C2, plus (b) one-half of the total of any bonus or incentive compensation (but not including any special or one-time bonus or incentive compensation payments) paid or payable to Employee for the two most recent calendar years or other periods generally used by United to determine such bonus or incentive compensation, or if Employee has been eligible for such bonus or incentive compensation payments for less than two such periods, the last such payment paid or payable to Employee ((a) and (b) are collectively referred to as the "Severance Compensation"). Employee shall use reasonable efforts to find appropriate employment or work as an independent contractor not inconsistent with Section 4D and a biweekly payment shall be reduced by any compensation which Employee receives or reasonably could have received in that biweekly period as a result of employment or work as an independent contractor elsewhere. Employee shall promptly disclose to United any such compensation.

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          2. As of the effective date of termination of employment, Employee shall cease to be eligible for all benefit plans maintained by United, except as required by federal or state continuation of coverage laws. If Employee elects continuation of coverage under one or more benefit plans subject to such continuation requirements, United shall, for the Severance Period, pay on behalf of Employee an amount equal to United's employer contribution for similarly situated active employees' coverages under such benefit plans. During the Severance Period Employee's share of coverage costs for such benefit plans shall be deducted automatically through after-tax payroll deduction from the Severance Compensation.

          3. During the Severance Period United shall pay to an outplacement firm selected by United an amount deemed reasonable by United for outplacement and job search services for Employee.

          4. Any unvested stock options or grants awarded Employee under any of United's stock option or grant plans shall continue to vest during the Severance Period in accordance with those options' or grants' pre-established or usual vesting schedule.

     The payments and benefits to Employee under this Section 3C shall be the sole liability of United to Employee in the event of a Severance Event and shall replace and be in lieu of any payments or benefits which otherwise might be owed by United under any other severance plan or program and such payments and benefits may be conditioned by United upon receipt of a release of claims from Employee. Solely for purposes of stock options and grants, the date of termination of employment shall be the last day of the Severance Period.

     D.  Definitions and Procedure.
         -------------------------

          1. For purposes of this Agreement, "Cause" shall mean the (a) the failure or refusal of Employee to follow the reasonable directions of United's Board of Directors or Employee's supervisor or to perform any duties reasonably required by United, (b) a failure to adequately meet reasonable performance expectations, (c) material violations of United's Code of Conduct or (d) the commission of any criminal act or act of fraud or dishonesty by Employee in connection with Employee's employment by United. In the event that United terminates Employee's employment under subsections (a) or (b) of this Cause definition, United shall specify in the notice of termination the basis for Cause. If the Cause described in the notice is cured to United's reasonable satisfaction prior to the end of the 30 day notice period, the notice of termination of employment shall be withdrawn.

          2. For purposes of this Agreement a "Change in Employment" shall be deemed to have occurred (a) if (i) Employee's duties are materially adversely changed without Employee's prior consent or (ii) Employee's salary or benefits are reduced other than as a general reduction of salaries and benefits by United or (iii) the location of performance of most of Employee's duties is moved from

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          the general geographic location in which Employee performed such duties prior to the move or (iv) without terminating Employee's employment this Agreement is terminated by United pursuant to Section 3B2, and (b) if in each case under subsections (a) (i), (ii), (iii) and (iv), in the period beginning 60 days before the time the Change in Employment occurs, Cause does not exist or if Cause does exist United has not given Employee written notice that Cause exists. Employee may elect to treat a Change in Employment as a termination of employment by United. To do so Employee shall send written notice of such election to United within 60 days after the date Employee receives notice from United or otherwise is definitively informed of the events constituting the Change in Employment. No Change in Employment shall be deemed to have occurred if Employee fails to send the notice of election within the 60 day period. Employee's failure to treat a particular Change in Employment as a termination of employment shall not preclude Employee from treating a subsequent Change in Employment as a termination of employment. The effective date of a Change in Employment termination shall be the date 30 days after United receives the written notice of election.

          3. For purposes of this Agreement a "Change in Control" of United shall mean the sale of all or substantially all of its assets or any merger, reorganization, or exchange or tender offer which, in each case, will result in a change in the power to elect 50% or more of the members of the Board of Directors of United.

4.   Property Rights, Confidentiality, Non-Solicit and Non-Compete Provisions.
     ------------------------------------------------------------------------

     A.  United's Property.
         -----------------

          1. Employee shall promptly disclose to United in writing all inventions, discoveries and works of authorship, whether or not patentable or copyrightable, which are conceived, made, discovered, written or created by Employee alone or jointly with another person, group or entity, whether during the normal hours of employment at United or on Employee's own time, during the term of this Agreement. Employee assigns all rights to all such inventions and works of authorship to United. Employee shall give United any the assistance it reasonably requires in order for United to perfect, protect, and use its rights to inventions and works of authorship.

          This provision shall not apply to an invention for which no equipment, supplies, facility or trade secret information of United was used and which was developed entirely on the Employee's own time and which (1) does not relate to the business of United or to United's anticipated research or development, or (2) does not result from any work performed by the Employee for United.

          2. Employee shall not remove any records, documents, or any other tangible items (excluding Employee's personal property) from the premises of United in either original or duplicate form, except as is needed in the ordinary course of conducting business for United.

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          3. Employee shall immediately deliver to United, upon termination of employment with United, or at any other time upon United's request, any property, records, documents, and other tangible items (excluding Employee's personal property) in Employee's possession or control, including data incorporated in word processing, computer and other data storage media, and all copies of such records, documents and information, including all Confidential Information, as defined below.

     B.  Confidential Information.  During the course of his/her employment
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     Employee will develop, become aware of and accumulate expertise, knowledge and information regarding United's organization, strategies, business and operations and United's past, current or potential customers and suppliers. United considers such expertise, knowledge and information to be valuable, confidential and proprietary and it shall be considered Confidential Information for purposes of this Agreement. During this Agreement and at all times thereafter Employee shall not use such Confidential Information or disclose it to other persons or entities except as is necessary for the performance of Employee's duties for United or as has been expressly permitted in writing by United.

     C.  Non-Solicitation.  During (i) the term of this Agreement, (ii) any
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     period for which Employee is receiving payments under Section 3C of this
     Agreement, (iii) any period following the termination or expiration of this Agreement during which Employee remains employed by United and (iv) for a period of one year after the last day of the latest of any period described in (i), (ii) or (iii), Employee shall not (y) directly or indirectly attempt to hire away any then-current employee of United or a subsidiary of United or to persuade any such employee to leave employment with United, or
     (z) directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, the business of any person, partnership, company or corporation with whom United (including any subsidiary or affiliated company in which United has a more than 20% equity interest) has established or is actively seeking to establish a business or customer relationship.

     D.  Non-Competition.  During (i) the term of this Agreement, (ii) any
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     period for which Employee is receiving payments under Section 3C of this
     Agreement, and (iii) any period following the termination or expiration of this Agreement during which Employee remains employed by United, Employee shall not, without United's prior written consent, engage or participate, either individually or as an employee, consultant or principal, partner, agent, trustee, officer or director of a corporation, partnership or other business entity, in any business in which United (including any subsidiary or affiliated company in which United has a more than 20% equity interest) is engaged. In the event that Employee elects to terminate Employee's employment pursuant to Section 3B3, United may elect to have the provisions of this Section 4D be in effect for six months following the effective date of such resignation if during that six month period United pays Employee biweekly payments equal to 1/26 of the Severance Compensation. United must send written notice of such election within 10 days after it receives written notice of the termination of employment. Employee shall use reasonable efforts to find appropriate employment or work as an independent contractor not inconsistent with this Section 4D and a biweekly payment shall be

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

     reduced by any compensation which Employee receives or reasonably could have received in that biweekly period as a result of employment or work as an independent contractor elsewhere. Employee shall promptly disclose to United any such compensation.

5.   Miscellaneous.
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     A.  Assignment.  This Agreement shall be binding upon and shall inure to
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     the benefit of the parties and their successors and assigns, but may not be assigned by either party without the prior written consent of the other party, except that United in its sole discretion may assign this Agreement to an entity controlled by United at the time of the assignment. If United subsequently loses or gives up control of the entity to which this Agreement is assigned, such entity shall become United for all purposes under this Agreement, beginning on the date on which United loses or gives up control of the entity. Any successor to United shall be deemed to be United for all purposes of this Agreement.

     B.  Notices.  All notices under this Agreement shall be in writing and
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     shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party to receive the same at the address set forth below or at such other address as may have been furnished by proper notice.

                    United:  300 Opus Center
                              9900 Bren Road East
                              Minnetonka, MN 55343
                              Attn: Vice President Human Resources

                    Employee: ______________________________
                              ______________________________
                              ______________________________



     C.  Entire Agreement.  This Agreement contains the entire understanding of
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     the parties with respect to its subject matter and may be amended or modified only by a subsequent written amendment executed by the parties. This Agreement replaces and supersedes any and all prior employment or employment related agreements and understandings, including any letters or memos which may have been construed as agreements, between the Employee and United or any of its subsidiaries and affiliated companies.

     D.  Choice of Law.  This Agreement shall be construed and interpreted under
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     the applicable laws and decisions of the State of Minnesota.

     E.  Waivers.  No failure on the part of either party to exercise, and no
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     delay in exercising, any right or remedy under this Agreement shall operate as a waiver; nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy.

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

     F. Adequacy of Consideration.  Employee acknowledges and agrees that he/she
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     has received adequate consideration from United to enter into this
     Agreement.

     G.  Dispute Resolution and Remedies.  Any dispute arising between the
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     parties relating to this Agreement or to Employee's employment by United shall be resolved by binding arbitration pursuant to the Rules of the American Arbitration Association. In no event may the arbitration be initiated more than one year after the date one party first gave written notice of the dispute to the other party. The arbitrators shall not ignore or vary the terms of this Agreement and shall be bound by and apply controlling law, but may not in any case award any punitive or exemplary damages. The parties acknowledge that Employee's failure to comply with the Confidentiality, Non-Solicit and Non-Compete provisions of this Agreement will cause immediate and irreparable injury to United and that therefore the arbitrators, or a court of competent jurisdiction if an arbitration panel cannot be immediately convened, will be empowered to provide injunctive relief, including temporary or preliminary relief, to restrain any such failure to comply.

     H.  No Third-Party Beneficiaries.  This Agreement shall not confer or be
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     deemed or construed to confer any rights or benefits upon any person other than the parties.


     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.


UNITED HEALTHCARE CORPORATION

By /s/ William W. McGuire                    /s/ Kevin H. Roche'
   ----------------------                  ----------------------
                                           Employee
Date    11/15/94                           Date      10/26/94
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